Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is made by and between Theralink Technologies, Inc. a Nevada corporation (the “Company”), and the undersigned (“Subscriber”) as of the date this Subscription Agreement is accepted by the Company, as set forth on the Company’s signature page hereto.

WHEREAS, subject to the terms and conditions set forth in this Agreement and the Registration Rights Agreement (as defined below), and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) promulgated thereunder, the Company desires to issue and sell to the Subscriber, and the Subscriber desires to purchase from the Company, that number of shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”) set forth on the signature page hereto, to persons who are “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act), in a private placement (the “Offering”); and

WHEREAS, the Subscriber understands that the Offering is being made without registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction, and is being made only to “accredited investors”.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Subscription for Shares.

(a) Subscription for Shares. Subject to the terms and conditions hereinafter set forth, Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company such amounts of Common Stock as is set forth on the signature page hereof (the “Shares”) at a price per Share and for an aggregate purchase price as set forth on the signature page hereof (the “Purchase Price”), and the Company agrees to sell such Shares to Subscriber for the Purchase Price, subject to the Company’s right, in its sole discretion, to reject this subscription, in whole or in part, at any time prior to the Closing (as defined below). Subscriber acknowledges that Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement. Subscriber further acknowledges that the Shares will be subject to restrictions on transfer as set forth in this Subscription Agreement. The Company is selling up to $4,000,000, or 887,524,804 shares of Common Stock pursuant to this Offering and the minimum investment required under this Offering is $100,000, or 22,188,120 shares of Common Stock.

2. Terms of Subscription.

(a) Payment. Subscriber shall make payment for the Shares to an account designated by the Company in an amount equal to the Purchase Price by wire transfer of immediately available funds at or prior to the Closing.

(b) Acceptance of Subscription and Issuance of Shares. It is understood and agreed that the Company shall have the sole right, at its complete discretion, to accept or reject this subscription, in whole or in part, for any reason and that the same shall be deemed to be accepted by the Company only when it is signed by a duly authorized officer of the Company and delivered to the undersigned at the Closing (as defined below). Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Shares to any person who is a resident of a jurisdiction in which the issuance of Shares to such person would constitute a violation of the securities, “blue sky” or other similar laws.

(b) Closing. The Offering may be consummated at such place (or by electronic transmission) as may be mutually agreed upon by the parties at a closing (the “Closing”) to occur on a date as may be determined by the Company, at a time as may be determined by the Company. The Closing is anticipated to occur on or before March 15, 2021. Subsequent closings may occur at the discretion of the Company.

(c) Closing Deliverables. At the Closing: (i) Subscriber shall deliver the Purchase Price; and (ii) the Company shall deliver a share certificate representing the Shares to Subscriber that bears an appropriate legend referring to the fact that the Shares are subject to transfer restrictions as set forth in the Securities Act.

3. Representations and Warranties of Subscriber.

Subscriber represents and warrants to the Company that:

(a) Reliance on Exemptions. Subscriber understands that the Shares are being offered and sold in reliance upon specific exemptions from registration provided in the Securities Act, and upon exemptions from registration under State securities laws, and acknowledges that the Offering has not been reviewed by the Securities and Exchange Commission or any state agency because it is intended to be a nonpublic offering exempt from the registration requirements of the Securities Act and State securities laws. Subscriber understands that the Company is relying upon, and intends that the Company rely upon, the truth and accuracy of, and Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of Subscriber to acquire the Shares.

(b) Investment Purpose. The undersigned is an “accredited investor”, and the Shares are being purchased for Subscriber’s own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act. Subscriber agrees that it will not sell or otherwise transfer the Shares unless they are registered under the Securities Act or unless an exemption from such registration is available under the Securities Act and permitted by the articles of incorporation of the Company. Subscriber has no contract, undertaking, agreement, or arrangement with any person to sell, distribute, transfer, or pledge to such person or anyone else the Shares which Subscriber hereby subscribes to purchase, or any interest therein, and Subscriber has no present plans to enter into any such contract, undertaking, agreement, or arrangement. Subscriber agrees that the Company and its affiliates shall not be required to give effect to any purported transfer of such Shares except upon compliance with the foregoing restrictions.

(c) Accredited Investor. Subscriber shall complete and deliver to the Company prior to Closing, an executed copy of the Accredited Investor Questionnaire attached hereto as Exhibit A. Subscriber is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act, as amended to date, a summary of which is attached hereto as Exhibit B, and Subscriber is able to bear the economic risk of any investment in the Shares and in the Company.

(d) Risk of Investment. Subscriber recognizes that the purchase of the Shares involves a high degree of risk in that: (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (ii) transferability of the Shares is limited; (iii) the Company may require substantial additional funds to operate its business and there can be no assurance that the Offering will be completed; and (iv) there are no assurances that the Company will be able to continue in operations or that a public trading market will exsit for the shares in the future.

(e) Use of Proceeds. Subscriber understands that the net proceeds of the Offering will be used for working capital and general corporate purposes.

(f) Prior Investment Experience. Subscriber understands the business in which the Company is engaged and has such knowledge and experience in business and financial matters that Subscriber is capable of evaluating the merits and risks of the investment in the Shares. Subscriber has prior investment experience, and Subscriber recognizes the highly speculative nature of this investment.

(g) Information and Non-Reliance.

(i) Subscriber acknowledges that Subscriber has carefully reviewed this Subscription Agreement, which Subscriber acknowledges has been provided to Subscriber. Subscriber has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Offering and the Subscription Agreement and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as Subscriber reasonably desires in order to evaluate the investment. Subscriber understands the Subscription Agreement, and Subscriber has had the opportunity to discuss any questions regarding the Subscription Agreement with Subscriber’s counsel or other advisor. Notwithstanding the foregoing, the only information upon which Subscriber has relied is that set forth in the Subscription Agreement and the results of independent investigation by Subscriber. Subscriber has received no representations or warranties from the Company, its employees, agents or attorneys in making this investment decision other than as set forth in the Subscription Agreement. Subscriber does not desire to receive any further information. Subscriber acknowledges that the Company is not current with its required filing requirements under the Securities Exchange Act of 1934, as amended. Subscriber also acknowledges that in June of 2020, the Company acquired all of the assets of Avant Diagnostics, Inc., and current financial information with respect to the Company following such acquisition is not available. Subscriber represents that it is making its investment decision without such current financial information and does not wish to receive such current financial information.

(ii) The Subscriber represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Shares, it being understood that information and explanations related to the terms and conditions of the Shares and the Subscription Agreement shall not be considered investment advice or a recommendation to purchase the Shares.

(iii) The Subscriber confirms that the Company has not (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Shares or (ii) made any representation to the Subscriber regarding the legality of an investment in the Shares under applicable legal investment or similar laws or regulations. In deciding to purchase the Shares, the Subscriber is not relying on the advice or recommendations of the Company and the Subscriber has made its own independent decision that the investment in the Shares is suitable and appropriate for the Subscriber.

(iv) The Subscriber understands that no federal or state agency has passed upon the merits or risks of an investment in the Shares or made any finding or determination concerning the fairness or advisability of this investment.

(h) Tax Consequences. Subscriber acknowledges that the Offering may involve tax consequences and that the contents of the Subscription Agreement do not contain tax advice or information. Subscriber acknowledges that Subscriber must retain Subscriber’s own professional advisors to evaluate the tax and other consequences of an investment in the Shares. Subscriber intends to acquire the Shares without regard to tax consequences.

(i) Transfer or Resale. The Subscriber is acquiring the Shares solely for the Subscriber’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Shares. Subscriber understands that the Shares have not been registered under the Securities Act or the securities laws of any state and, as a result thereof, are subject to substantial restrictions on transfer. Subscriber acknowledges that Subscriber may be precluded from selling or otherwise disposing of the Shares for an indefinite period of time. Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Shares under the Securities Act (other than pursuant to the Registration Rights Agreement (as defined below)). Subscriber consents that the Company may, if it desires, permit the transfer of the Shares out of Subscriber’s name only when Subscriber’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable state “blue sky” laws.

(j) No General Solicitation. Subscriber was not induced to invest in the Company or in the Shares by any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; (ii) any seminar or meeting whose attendees were invited by any general solicitation or advertising; and (iii) any “general solicitation” within the United States, as such term is used in Regulation D promulgated under the Securities Act.

(k) Due Authorization; Enforcement. Subscriber has all requisite power and authority (and in the case of an individual, capacity) to purchase and hold the Shares, to execute, deliver and perform Subscriber’s obligations under this Subscription Agreement and when executed and delivered by Subscriber, this Subscription Agreement will constitute legal, valid and binding agreements of Subscriber enforceable against Subscriber in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(l) Address. The residence address of Subscriber furnished by Subscriber on the signature page hereto is Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation, partnership, trust or other entity.

(m) Compliance with Laws. The Subscriber will comply with all applicable laws and regulations in effect in any jurisdiction in which the Subscriber purchases or sells Shares and obtain any consent, approval or permission required for such purchases or sales under the laws and regulations of any jurisdiction to which the Subscriber is subject or in which the Subscriber makes such purchases or sales, and the Company shall have no responsibility therefore.

(n) Accuracy of Representations and Warranties. The information set forth herein concerning Subscriber is true and correct. The Subscriber understands that, unless the Subscriber notifies the Company in writing to the contrary at or before the Closing, each of the Subscriber’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Subscriber.

(o) Entity Representation. If Subscriber is a corporation, partnership, trust or other entity, such entity further represents and warrants that it was not formed for the purpose of investing in the Company.

(p) Registration Rights. Subscriber has executed and delivered to the Company the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

4. Representations and Warranties of the Company.

The Company represents and warrants to Subscriber that:

(a) Organization. The Company is incorporated and validly existing in good standing under the laws of the state of Nevada.

(b) Due Authorization, Enforcement and Valid Issuance. The Company has all requisite power and authority to execute, deliver and perform its obligations under this Subscription Agreement, and when executed and delivered by the Company, this Subscription Agreement will constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally, and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Subscription Agreement, will be duly and validly issued, fully paid and nonassessable.

(c) Noncontravention. The execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby will not conflict with or constitute a violation of, or default under the organizational documents of the Company.

(d) Placement Agent or Broker(e). In the event the Company engages any placement agent or broker in connection with the Offering, the Company will pay such placement agent or broker a total commission not to exceed six percent (6%) of the gross proceeds received pursuant to this Offering.

5. Conditions to Obligations of the Subscriber and the Company.

The obligations of the Subscriber to purchase and pay for the Shares specified on the signature page hereof and of the Company to sell the Shares are subject to the satisfaction at or prior to the Closing of the following conditions precedent:

(a) Representations and Warranties. The representations and warranties of the Subscriber contained in Section 3 hereof and of the Company contained in Section 4 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

6. Legends.

The certificates representing the Shares sold pursuant to this Subscription Agreement will be imprinted with legends in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

Certificates may also bear any other legend language that may be determined by the Company and its counsel from time to time.

7. Miscellaneous

(a) Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Theralink Technologies, Inc.
15000 W. 6th Ave., #400
Golden, CO 80402
Phone: 720-420-0074
E-mail: mick@theralink.com
Attention: Mick Ruxin, M.D., Chief Executive Officer

with a copy to:	K&L Gates LLP
200 South Biscayne Boulevard
Suite 3900
Miami, FL 33131
Facsimile: (305) 358-7095
E-mail: clayton.parker@klgates.com
Attention: Clayton E. Parker, Esq.

If to Subscriber, to its residence address (or mailing address, if different) and facsimile number set forth at the end of this Subscription Agreement, or to such other address and/or facsimile number and/or to the attention of such other person as specified by written notice given to the Company five (5) calendar days prior to the effectiveness of such change.

(b) Entire Agreement; Amendment. This Subscription Agreement, which includes the exhibits referred to herein, together with the Registration Rights Agreement, supersedes all other prior oral or written agreements between Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and constitutes the entire understanding of the parties with respect to the matters covered herein. No provision of this Subscription Agreement may be amended or waived other than by an instrument in writing signed by the Company and Subscriber.

(c) Severability. If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement in that jurisdiction or the validity or enforceability of any provision of this Subscription Agreement in any other jurisdiction.

(d) Governing Law; Venue. This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of Colorado, without giving effect to any choice of law or conflict of law provision or rule. The parties hereby irrevocably (i) submit themselves to the non-exclusive jurisdiction of the state and federal courts sitting in Golden, Colorado, and (ii) waive the right and hereby agree not to assert by way of motion, as a defense or otherwise in any action, suit or proceeding brought in any such court, any claim that it is not subject to the jurisdiction of such court, that such action, suit or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper.

(e) Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Subscriber shall not assign its rights hereunder without the prior written consent of the Company.

(f) No Third Party Beneficiaries. This Subscription Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(g) Notification of Changes. The Subscriber hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the closing of the purchase of the Shares pursuant to this Subscription Agreement which would cause any representation, warranty or covenant of the Subscriber contained in this Subscription Agreement to be false or incorrect.

(h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

(i) Legal Representation. Subscriber acknowledges that: (i) Subscriber has read this Subscription Agreement and the exhibits referred to herein; (ii) Subscriber understands that the Company has been represented in the preparation, negotiation and execution of the Subscription Agreement; and (iii) Subscriber understands the terms and conditions of the Subscription Agreement and is fully aware of their legal and binding effect.

(j) Expenses. Each party will bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Subscription Agreement and the transactions contemplated hereby.

(k) Counterparts. This Subscription Agreement may be executed in counterparts, all of which shall be considered one and the same agreement. The exchange of signature pages by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute effective execution and delivery of this Agreement as to the parties.

[SIGNATURE PAGES FOLLOW]

SUBSCRIBER SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

IN WITNESS WHEREOF, and intending to be legally bound hereby, Subscriber has caused this Subscription Agreement to be duly executed and, by executing this signature page, hereby executes, adopts and agrees to all terms, conditions, and representations contained in the foregoing Subscription Agreement and hereby subscribes for the Shares offered by the Company in the amount set forth below.

SUBSCRIBER:

Signature	Social Security Number or
Tax Identification Number (if any)

Print Name

Signature of joint investor, if applicable	Social Security Number or
Tax Identification Number (if any)

Print name of joint investor, if applicable

Check one (if applicable)	[ ] Tenants in Common
[ ] JTWROS
[ ] Tenants by Entirety

Date: February ____, 2021

Shares (number of shares of Common Stock subscribed for):	22,188,120
Purchase Price (number of Shares x $0.00451):	$100,000

Residence Address:	Mailing Address, if different from Residence Address:

COMPANY SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

– PLEASE DO NOT WRITE BELOW THIS LINE –

COMPANY USE ONLY

Accepted and Agreed:

THERALINK TECHNOLOGIES, INC.

By:
Name:	Mick Ruxin, M.D.
Title:	Chief Executive Officer

As of: February ____, 2021

Exhibit A

Accredited Investor Questionnaire

Exhibit A

EXHIBIT B

Definition of Accredited Investor

“Accredited investor” means any person who comes within any of the following categories, or who the Company reasonably believes comes within any of the following categories, at the time of the sale of the Shares to that person:

1.	Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any investment adviser relying on the exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

3.	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuer of the Shares being offered or sold, or any director, executive officer, or general partner of a general partner of the Company;

5.	Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent exceeds $1,000,000, provided that for purposes of this item 5, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the value of a person’s primary residence) over total liabilities (excluding any mortgage on the primary home in an amount of up to the home’s fair market value, but including any mortgage amount in excess of the home’s fair market value); provided further that joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent and assets need not be held jointly to be included in the calculation;

Exhibit B

6.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii);

8.	Any entity in which all of the equity owners are accredited investors;

9.	Any entity, of a type not listed in items 1, 2, 3, 7 or 8 above, not formed for the specific purpose of acquiring the Shares, owning investments in excess of $5,000,000; provided that for purposes of this item 9, “investments” has the definition used in Rule 2a51-1(b) under the Investment Company Act of 1940;

10.	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Securities and Exchange Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this item 10, the Securities and Exchange Commission will consider, among others, the following attributes: (i) the certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution; (ii) the examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing; (iii) persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and (iv) an indication that an individual holds the certification or designation is either made publicly available by the relevant self-regulatory organization or other industry body or is otherwise independently verifiable;

11.	Any natural person who is a “knowledgeable employee,” as defined in Rule 3c–5(a)(4) under the Investment Company Act of 1940, of the issuer of the Shares being offered or sold where the issuer would be an investment company, as defined in Section 3 of such act, but for the exclusion provided by either Section 3(c)(1) or section 3(c)(7) of such act;

12.	Any “family office,” as defined in Rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940 (i) with assets under management in excess of $5,000,000; (ii) that is not formed for the specific purpose of acquiring the Shares, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

13.	Any “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of item 12 above and whose prospective investment in the Company is directed by such family office pursuant to item 12(iii) above.

Exhibit B

EXHIBIT C

REGISTRATION RIGHTS AGREEMENT

Exhibit C